CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form N-14 filing under the Securities Act of 1933, of our report dated February 22, 2006, appearing in the Annual Report of Atlas Funds for the year ended December 31, 2005, relating to the financial statements and financial highlights of Atlas Funds, including   Atlas National Municipal Bond Fund,   and to the reference to us under the heading "Financial Statements and Experts" in the Proxy Statement which is part of such filing.

DELOITTE & TOUCHE LLP

Oakland, California
February 16, 2007